Exhibit 10.9

THIRD AMENDMENT AGREEMENT

THIS THIRD AMENDMENT AGREEMENT is entered into as of the 15th day of July, 2014 between MANHATTAN BRIDGE CAPITAL, INC., with offices at 60 Cutter Mill Road, Great Neck, New York 11021 (hereinafter “Borrower”), ASSAF RAN, residing at 37 Hawthorne Lane, Great Neck, New York 11023, (“Guarantor”) and STERLING NATIONAL BANK, having an office at 400 Rella Boulevard, Montebello, New York 10901 (“Lender”).

WITNESSETH

WHEREAS, Lender is the owner and holder of a certain Revolving Credit Line Note in the original principal amount of up to $3,500,000.00 dated May 2, 2012 (the “Note”) executed and delivered by Borrower to Lender evidencing a loan or advances of up to $3,500,000.00 (the “Loan”) which may be made from time to time by Lender to Borrower which advances will be made pursuant to the terms and conditions of a certain Revolving Line of Credit Loan Agreement (the “Loan Agreement”) also dated May 2, 2012; and

WHEREAS, the Note is secured by a Pledge and Security Agreement dated as of May 2, 2012 (the “Pledge”) pursuant to which Borrower pledged and assigned to Lender certain “Collateral” as defined in the Pledge,

WHEREAS, all obligations and liabilities of Borrower under the Note and Pledge have been absolutely and unconditionally guaranteed pursuant to Guaranty of Payment executed by the Guarantor to Lender dated May 2, 2012 (the “Guaranty”) (the Note, Loan Agreement, Pledge, Guaranty, and all other documents executed or delivered in connection with the Loan are hereinafter referred to as the “Loan Documents”),

WHEREAS, by Amendment Agreement dated as of January 1, 2013 (the “First Amendment”), the Lender made an additional revolving, facility available to Borrower in the amount of $1,500,000.00 such that the maximum amount available pursuant to the Loan Agreement was increased to $5,000,000.00,

WHEREAS, by Note Extension Agreement dated as of May 1, 2013 (the “First Extension”), the Maturity Date of the Note was extended until July 1, 2013,

WHEREAS, by Second Note Extension Agreement dated as of July 1, 2013 (the “Second Extension”), the Maturity Date of the Note was extended until July 1, 2014,

WHEREAS, by Second Amendment Agreement dated as of July 1, 2013 (the “Second Amendment”), the Lender made an additional revolving facility available to Borrower in the amount of $2,000,000.00 such that the maximum amount available pursuant to the Loan Agreement was increased to $7,000,000.00,

WHEREAS, by Third Note Extension Agreement dated as of June 24, 2014 (the “Third Extension”), the Maturity Date of the Note was extended until November 1, 2014,

WHEREAS, there is now due and owing on the Note and secured by the Pledge an unpaid principal balance of SEVEN MILLION and 00/100 ($7,000,000.00) DOLLARS,

WHEREAS, Borrower has requested that Lender increase the amount of the Loan by an additional $700,000.00 and that such increase be evidenced by the Note and be secured by the Pledge and all other Loan Documents,

WHEREAS, Lender is willing to consent to such request, but only on the following terms and conditions,

NOW, in consideration of Ten ($10.00) Dollars good and valuable consideration the receipt and adequacy of which is hereby acknowledged, it is hereby understood and agreed as follows:

1.          Ratification of the Loan. Borrower and Guarantor represent, warrant and agree with Lender that the unpaid principal balance on the Loan, Note, and Pledge, as amended and extended as provided above, is $7,000,000.00 as of the date hereof without offset, defense or counterclaim of any kind or nature whatsoever.

2.          Additional Loan; Consolidation of Loans; Ratification of Existing Collateral Assignments as Security for Consolidated Loan. Simultaneously herewith, Lender has made an additional revolving facility available to Borrower in the amount of SEVEN HUNDRED THOUSAND AND 00/100 ($700,000.00) DOLLARS (the “Additional Loan”). Borrower and Guarantor hereby acknowledge and agree that the Loan, as amended by the First Amendment and the Second Amendment, and the Additional Loan shall be evidenced by the Note, shall be subject to all terms, covenants, and conditions thereof and of the Loan Agreement, and shall be secured by the Pledge and the other Loan Documents. The Loan, as amended by the First Amendment and the Second Amendment, and the Additional Loan are hereby deemed consolidated for all purposes (as so consolidated, the “Consolidated Loan”). Therefore, the unpaid principal balance evidenced by the Note, secured by the Pledge, and which may be advanced pursuant to the Loan Agreement is now up to a maximum principal amount of SEVEN MILLION SEVEN HUNDRED THOUSAND AND 00/100 ($7,700,000.00) DOLLARS. The Consolidated Loan shall be paid with interest, at the times, and in the manner provided in the Note, all terms, covenants, and conditions of which are deemed incorporated herein by this reference. All future advances of the Consolidated Loan shall be subject to satisfaction of all terms, covenants, and conditions of the Loan Agreement. Notwithstanding the reference in any existing recorded or unrecorded Collateral Assignment of Mortgage made by Borrower to Lender indicating that such Collateral Assignment is security for the Note in the principal amount of up to $5,000,000.00, $7,000,000.00 or any other amount, each and every such existing Collateral Assignment shall be deemed to be, and hereby is, re-assigned to Lender to constitute security for the Consolidated Loan of up to $7,700,000.00.

3.          Increase and Ratification of Guaranty of Payment. In order to induce Lender to enter into this Agreement, Guarantor hereby ratifies and confirms his continuing, absolute, unconditional, liability on the Guaranty which is now agreed to include principal in the amount of $7,700,000.00, interest thereon as provided for in the Note, as well all other “Obligations” as such term is defined in the Guaranty. Guarantor hereby confirms there are no offsets or defenses to the Guaranty, as amended and ratified hereby.

4.          Ratification of Loan Documents. All Loan Documents are hereby ratified and confirmed and, as amended and modified above, continue in full force and effect and are incorporated herein by reference.

5.         Agreement to Repay Additional Loan. The Additional Loan will be repaid by Borrower to Lender within thirty (30) days of the date of this Third Amendment, time being of the essence. Borrower’s failure to timely repay such Additional Loan within such thirty (30) day period shall constitute a material default on the Consolidated Loan. Upon repayment of such Additional Loan, aggregate maximum outstanding principal advances under the Loan, as amended by the First Amendment, the Second Amendment, and this Third Amendment shall not, at any one time, exceed SEVEN MILLION ($7,000,000.00) DOLLARS.

In witness thereof, the Lender, Borrower and Guarantor have executed this Agreement as of the date set forth above.

STERLING NATIONAL BANK

By:	/s/ Peter E. Gardner
Peter E. Gardner
Vice President

MANHATTAN BRIDGE CAPITAL, INC.

By:	/s/ Assaf Ran
ASSAF RAN, President

/s/ Assaf Ran
ASSAF RAN, individually as Guarantor

STATE OF NEW YORK	)
) ss . :
COUNTY OF NEW YORK	)

On the _____ day of July, 2014, before me personally appeared Peter E. Gardner, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

STATE OF NEW YORK	)
) ss . :
COUNTY OF NEW YORK	)

On the 15th day of July, 2014 before me personally appeared ASSAF RAN, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

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